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                                                                    EXHIBIT 10.7

                      NON-QUALIFIED STOCK OPTION AGREEMENT



                   AWARD          NUMBER OF      OPTION PRICE    SOCIAL SECURITY
AWARDED TO         DATE         COMMON SHARES      PER SHARE         NUMBER
----------         ----         -------------    ------------    ---------------

              EXPIRATION DATE            VESTING SCHEDULE

         The Committee under the 1994 Stock Incentive Plan ("1994 Plan") of The May Department Stores Company (the "Company") has approved awarding Executive non-qualified options (referred to in this agreement as "options") to purchase shares of stock of the Company ("Stock") on the terms and subject to the conditions set forth in this agreement.

         Therefore, the Company and Executive hereby agree as follows:

         1. The Company hereby awards to Executive options to purchase, in the aggregate, the number of shares of the presently authorized Stock of the Company shown above, at the option price shown above. Subject to all other terms and conditions in this agreement, the options shall be irrevocable.

         2. Subject to all the other terms and conditions in this agreement, the options may be exercised by Executive on and after the dates and for the corresponding number of shares shown in the vesting schedule above; provided, however, that the options may be exercised only on or before the expiration date shown above.

         3. Executive may exercise options on and after the appropriate vesting dates (and before a date or event of termination or cancellation) in whole at any time, or in part from time to time, in blocks at least equal to the lesser of one hundred (100) shares or the total number of shares which are then exercisable. Executive shall give the Company(i) a written notice to exercise such options in whole or in a specified part, which certifies that Executive is in compliance with the terms and conditions of this agreement and Section 1 of
Part VI of the 1994 Plan and (ii) full payment for the shares then being purchased ("Payment"). Payment may be made by (a) a cashier's or certified check payable to the order of the Company, (b) a wire transfer to the Company's account listed on the notice of exercise, (c) delivery of certificates representing shares of Stock owned by Executive for at least six months, on such terms as the Company shall establish from time to time, or (d) by such other means as the Company may from time to time authorize. Options will be considered exercised on the earliest of (x) the date that the notice of exercise of options and Payment are received in the office of the Treasurer of the Company at the Company's principal offices, 611 Olive Street, St. Louis, Missouri 63101, or at such other location as may be established in accordance with Section G on the other side of this agreement, (y) if the notice of exercise and Payment are sent to that office via independent courier service, the date the courier service shows that it received them, or (z) if the notice of exercise and Payment are mailed to that office in the United States mail in one envelope on which the United States Post Office has stamped its postmark, the date of that postmark.

         4. The terms and conditions on the other side of this agreement are a part of this agreement.

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         The May Department Stores Company has caused this agreement to be executed in its corporate name and Executive has executed the same in evidence of the Executive's acceptance hereof upon the terms and conditions herein set forth as of the award date shown above.

THE MAY DEPARTMENT STORES COMPANY

By
  ------------------------------              -----------------------------
                                              (Executive)


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         A. (i) In no event may any option be exercised after the tenth anniversary of the award date shown on the face of this agreement, and any option may be sooner terminated in accordance with the provisions of the 1994 Plan and of this Section A.

         (ii) If Executive ceases to be an employee of the Company or of a subsidiary thereof, for any reason other than Retirement or Disability or death, then all of the outstanding options shall immediately terminate. Executive's employment shall not be deemed to have ceased solely by reason of a leave of absence (a) during the first 90 consecutive days of a paid military, sick, family or other bona fide paid leave of absence or (b) if Executive has a right of reinstatement expressly guaranteed by either statute, contract, or company or subsidiary policy. In the event of such a leave of absence, the number of shares for which options may be exercised during the periods described in clauses (a) and (b) of the foregoing sentence shall be the number of shares for which options were exercisable as of the date that the leave of absence began, subject to the other terms and conditions of this Section A.

         (iii) If Executive Retires or becomes Disabled, the term of any then outstanding options shall extend for a period ending on the earliest of (a) the date upon which the options would otherwise expire, (b) three years after such Retirement (for a reason other than Disability) or (c) twelve months after such Disability. In that event, the number of shares for which options may be exercised after that Retirement or Disability shall be the number of shares for which options were exercisable as of the date of that Retirement or Disability, subject to the other terms and conditions of this Section A. Options which were not exercisable as of the date of that Retirement or Disability will no longer be deemed to be outstanding thereafter.

         (iv) (a) If Executive dies while in the employment of the Company or a subsidiary thereof without having fully exercised any then outstanding option, the beneficiary designated by Executive (or, in the absence of such designation, the executors or administrators or legatees or distributees of Executive's estate) shall have the right to exercise such option, in whole or in part during the period ending on the earlier of (1) the date upon which the options would otherwise expire or (2) three years after the date of death. In that event, the number of shares for which options may be exercised after such death shall be the number of shares for which options were outstanding on the date of death (whether or not the options were already exercisable on the date of death).

         (b) If Executive dies during any period following Executive's Retirement or Disability, without having fully exercised any then outstanding option, the beneficiary designated by Executive (or, in the absence of such designation, the executors or administrators or legatees or distributees of Executive's estate) shall have the right to exercise such option, in whole or in part during the period ending on the earlier of (1) the date upon which the options would otherwise expire or (2) three years after the date of death. In that event, the number of shares for which options may be exercised after such death shall be the number of shares for which options were exercisable as of the date of the Retirement or Disability and remain outstanding on the date of Executive's death.

         (v) The provisions of paragraph 3 and the foregoing paragraphs (i) through (iv) of this Section A are subject to the provision that the Committee may cancel all unexercised options hereunder at any time if the Retirement of the Executive was without the consent of the Company or the Executive, engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. In addition, the Committee may cancel all unexercised options, and may rescind any exercise of options, if, prior to any such exercise or within six months of such exercise, one of the events described in Section 1 of Part VI of the 1994 Plan occurs. Within 10 days after receiving notice that the Committee has rescinded the exercise of an option, Executive shall either (i) pay to the Company the excess of the fair market value of the Stock on the date of exercise of the option over the exercise price for the option or (ii) return to the Company the Stock received upon the exercise. The Company may deduct from any amounts the Company owes to the Executive from time to time the amounts Executive owes the Company pursuant to such rescission. Notwithstanding any other terms in this agreement, nothing in this Section A or elsewhere in this agreement shall be deemed or construed as extending the ten-year period described in Section A(i).

         For purposes of this Section A, a "Competing Business" shall mean (i) any retail department store, specialty store or other retail business which sells goods or merchandise of the types sold in the Company's stores at retail to consumers or any group of such stores or businesses or any other business which competes (for customers, for suppliers, for employees or for any other resource) against the Company or any of the Company's subsidiaries, divisions or stores (in the United States or in any other country in which the Company or any subsidiary of the Company operates a store or stores at the time), which store, group of stores or business had annual gross sales volume or revenues (including sales in leased departments) in the prior fiscal year of more than $25 million or is reasonably expected to have such sales or revenues in either of the current fiscal year or the next following fiscal year of more than $25 million; or (ii) any business which provides buying office services to any store or group of stores or businesses referred to above; or (iii) any business (in the United States or in any other country in which the Company or any subsidiary of the Company operates a store or stores at the time) in which Executive's functions would be substantially similar to Executive's functions with the Company and which is in material competition with the Company or any subsidiary or division of the Company.

"Confidential information" shall mean all non-public information pertaining to the Company's business, including not only information disclosed by the Company to Executive, but also information developed or learned by Executive during the course of or as a result of employment with the Company. The Company's confidential information includes, without limitation, information and documents concerning the Company's processes; suppliers (including terms, conditions and other business arrangements with suppliers); supplier and customer lists; advertising and marketing plans and strategies;

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profit margins; seasonal plans, goals, objectives and projections; compilations, analyses and projections regarding the Company's divisions, stores, product segments, product lines, suppliers, sales and expenses; files; trade secrets and patent applications (prior to their being public); salary, staffing and employment information (including information about performance of other executives); and "know-how," techniques or any technical information not of a published nature relating, for example, to how the Company conducts its business.

         (vi) If (a) one of the events described in Section 4 of Part V of the 1994 Plan occurs and (b) Executive is actively employed on the date of such event, then from and after such date all options outstanding under this agreement shall be exercisable in full without regard to the provisions of
Section 2 of this agreement.

         B. Promptly following each exercise of an option, shares shall be delivered to the Executive by the Company, subject to the provisions of Section D.

         C. Each option is personal to Executive, is not transferable by Executive (other than, upon the death of Executive, by beneficiary designation, by last will and testament or by laws of descent and distribution) and, during Executive's lifetime, is exercisable only by Executive.

         D. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law ("Withholding Obligation"), or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise or the delivery or purchase of shares hereunder, then in any of those events, the exercise shall not be effective unless that withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Executive shall pay any Withholding Obligation to the Company at the time of the option exercise by such mode of payment as the Company may from time to time authorize, which may include payment by (i) cashier's or certified check, (ii) personal check, (iii) wire transfer or (iv) the withholding of a number of the shares of Stock payable to Executive in connection with the option exercise with a fair market value equal to the Withholding Obligation (with any fractional share rounded up to the nearest whole share).


         E. If there is (i) any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin off or otherwise, (ii) any dividend on the Stock, payable in such Stock, or (iii) a stock split, or a combination of shares, a consolidation or merger, the Board shall make appropriate adjustments in the number and price of shares relating to options under this agreement.

         F. Nothing in this agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or subsidiary to terminate the Executive's employment at any time, in the absence of a specific agreement to the contrary.

         G. Any notice to be given under this agreement by Executive shall be sent by mail addressed to the Company for the attention of the Treasurer at its principal offices, 611 Olive Street, St. Louis, Missouri 63101, and any notice by the Company to Executive shall be sent by mail addressed to the Executive at the address shown on the face of this agreement, or, if an address is not available, to Executive at Executive's store company or division. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

         H. This agreement shall be governed by the laws of the State of Delaware. It may not be modified except in writing signed by both parties.

         I. Executive acknowledges that Executive has received a copy of the 1994 Incentive Stock Plan, as such Plan is in effect on the date of this Agreement, has read and understands the terms of the 1994 Plan and of this Agreement, and agrees to all of the terms and conditions provided for in the 1994 Plan and in this Agreement.

         J. So long as this agreement shall remain in effect, the Company will furnish to Executive, as and when available, a copy of each prospectus issued with respect to the shares of stock covered hereby, and also copies of all material hereafter distributed by the Company to its shareowners.

         K. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the 1994 Plan have the same definitions as provided in the 1994 Plan.